EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-219931) on Form S-3 of Broadwind Energy, Inc. of our report dated February 23, 2017, relating to the consolidated financial statements of Broadwind Energy, Inc., appearing in the Annual Report on Form 10-K of Broadwind Energy, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus which is part of the Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

September 28, 2017